Exhibit 99.1

FOR IMMEDIATE RELEASE

Investor Relations Contact:	Media Contact:
Terry Slavin	Meggan Powers
Director, Corp. Communications & IR	PR Manager
Cymer, Inc.	Cymer, Inc.

(858) 385-5232

(858) 385-6327

tslavin@cymer.com	mpowers@cymer.com

CYMER REPORTS SECOND QUARTER 2005 OPERATING RESULTS

SAN DIEGO, Calif., July 19, 2005 - Cymer, Inc. (Nasdaq NM: CYMI), the world’s leading supplier of deep ultraviolet (DUV) light sources used in semiconductor manufacturing, today announced operating results for the second quarter ended June 30, 2005.  Second quarter total revenue and gross margin exceeded Cymer’s April 19, 2005 guidance.  Highlights of the second quarter included higher than expected non-systems revenue, as well as generation of $34,479,000 in cash from operations, and the successful execution of the company’s stock and convertible note repurchase programs.  Additionally, Cymer announced earlier today the formation of the TCZ joint venture with Carl Zeiss SMT, AG, to provide production tools to the flat panel display manufacturing industry.

For the second quarter of 2005, net income totaled $11,015,000, equal to $0.30 per share (diluted), compared to net income of $10,201,000, equal to $0.27 per share (diluted), in the second quarter of 2004, and to net income of $5,385,000, equal to $0.14 per share (diluted), in the first quarter of 2005.

Total revenue for the second quarter of 2005 rose to $96,392,000 compared to total revenue of $94,907,000 posted in the second quarter of 2004, and increased 14 percent sequentially over $84,810,000 in total revenue in the first quarter of 2005.

For the first six months of 2005, net income totaled $16,400,000, equal to earnings of $0.45 per share (diluted) compared to net income of $17,357,000, equal to earnings of $0.46 per share (diluted), in the first six months of 2004.  Total revenue for the first six months of 2005 was $181,202,000, compared to $182,828,000 in total revenue recorded in the first six months of 2004.

Other Income (Expense) in the second quarter and first half of 2005 was positively impacted by a gain on debt extinguishment of $2,220,000 related to the repurchase of approximately $60 million of the company’s convertible subordinated notes during the second quarter of 2005.  On a net income basis, the gain amounted to approximately $0.06 per share (diluted) for the second quarter.

Commenting on the second quarter, Bob Akins, Cymer’s chief executive officer, said, “We are pleased that second quarter 2005 operating results came in ahead of our expectations, and with the continuing robust acceptance of our product offerings.  Our market leadership position at 193 nm continued with strong shipments of our XL Series products in the quarter – a total of 26 systems.  We received multiple purchase orders for the XLA 200, our third generation dual chamber MOPA ArF light source, and received our first purchase orders for the XLA 300, the fourth generation in this product line that we introduced last week at SEMICON West, and which is scheduled to begin shipping in the final quarter of this year.

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CYMER REPORTS SECOND QUARTER 2005 RESULTS	Page 2 of 6

“We recognized revenue on 56 light sources in the second quarter of 2005 compared to 48 light sources in the first quarter of this year,” Akins continued.  “Cymer installed 77 new light sources in the second quarter compared to 67 light sources in the first quarter of 2005.

“With chipmakers focused on filling out 90nm production lines and preparing for the ramp up of 65nm production which will occur in 2006 or 2007 for most manufacturers, technology buys remained the main driver of system demand in the second quarter.  Our second quarter average selling price (ASP) was $941,000 on a currency adjusted basis,” Akins stated.  “The quarterly average utilization of our light sources at chipmakers in the second quarter increased nearly 5 percent over the previous quarter’s average utilization, and drove non-systems product revenue, which consists of consumables and spare parts, upgrades, and service, to $41,000,000, for the second quarter, equal to 43 percent of total revenue.”

Nancy Baker, Cymer’s chief financial officer, stated, “Product gross margin in the second quarter of 2005 was 40 percent compared to 37 percent in the first quarter of 2005.  Cymer recorded operating income of $8,925,000, or 9 percent of revenue in the second quarter of 2005, compared to operating income of $5,077,000, or 6 percent of revenue, in the first quarter of 2005,” Baker continued.  “Second quarter 2005 bookings totaled $96,368,000, resulting in a second quarter 2005 book-to-bill ratio of 1.0.   The 2005 second quarter-end backlog totaled $75,751,000.”

Cymer generated $34,479,000 in cash from operations in the second quarter of 2005 compared to $44,473,000 in the first quarter of 2005, and cash generated from operations in the first six months of 2005 totaled $78,952,000.  Cash and cash equivalents and short- and long-term investments totaled $342,332,000 at June 30, 2005.

Baker stated, “Capital spending for the second quarter of 2005 totaled $2,669,000 compared to $5,180,000 in the first quarter of 2005.  Our free cash flow for the second quarter, calculated as the net cash provided by operating activities less our acquisition of property and equipment, was $31,810,000, and for the first six months of 2005, free cash flow totaled $71,103,000.  In addition to our repurchase of approximately $60 million worth of our convertible notes during the second quarter, we also repurchased approximately 1.7 million shares of Cymer’s common stock in the open market for a total of approximately $41.7 million.”

Corporate Outlook

Commenting on Cymer’s outlook, Akins noted, “At SEMICON West last week, the overall tone of the show was mixed, with some equipment companies indicating that their business had leveled off and that they expected orders to improve late this year.  Though chipmakers for the most part continue to make strategic purchases for their 300mm fabs to fill out their 90nm production lines, and prepare for the coming transition to the 65nm node, certain segments have slowed as they install equipment ordered in recent quarters.  Specific to Cymer, while the second quarter pickup in our light source utilization rates is encouraging, until overall fab utilization increases from its current level in the high 80 percent range and is sustained at levels well above 90 percent we would expect business to remain at or near its current levels.”

Based on information available at this time, Cymer is currently providing the following guidance for the third quarter of 2005, which includes expectations for the financial impact of the recently announced joint venture:

•                  We currently estimate that total product revenue in the third quarter of 2005 should be flat to down approximately five percent compared to second quarter 2005 revenue.

•                  We are forecasting that foreign currency adjusted ASPs should be approximately $940,000.

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CYMER REPORTS SECOND QUARTER 2005 RESULTS	Page 3 of 6

•                  We expect that gross margin should be between 38 and 40 percent.

•                  We anticipate that R&D expenses should be between $16.5 million and $17.5 million.

•                  We expect SG&A expenses to be between $13.0 million and $13.5 million.

•                  We currently estimate the third quarter 2005 annualized effective tax rate to be approximately 9 percent.  U.S. GAAP requirements prevent recognizing certain expected tax benefits until the quarter in which they occur.  With the realization of anticipated discrete fourth quarter events, we expect that our annual effective tax rate will return to approximately 0 percent for 2005 by year-end.

Cymer’s management will hold a conference call at 2:00 pm (PDT) today, July 19, 2005, to discuss second quarter 2005 results and third quarter 2005 guidance, and to answer questions regarding the formation of the TCZ joint venture announced today.  This press release, the conference call and accompanying slides may be accessed on the company’s Web site at www.cymer.com.

Forward Looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements.  These statements include, but are not limited to statements regarding expectations for the ramp-up of 65nm production, and the statements under the caption “Corporate Outlook” above, including implications regarding the financial impact of the formation of the joint venture with Carl Zeiss SMT, AG.  These statements are predictions based on current information and expectations and involve a number of risks and uncertainties.  In addition, statements regarding backlog and book-to-bill ratios should not be read as predictions or projections of future performance.  Actual events or results may differ materially from those projected in any of such statements due to various factors, including but not limited to: the demand for semiconductors in general, and, in particular, for leading-edge devices with smaller geometries; the timing of customer orders, shipments and acceptances; delays or cancellations by customers of their orders; cyclicality in the market for semiconductor manufacturing equipment; the rate at which semiconductor manufacturers take delivery of photolithography tools from the company’s customers; the performance and market acceptance of the company’s new products or technologies; new and enhanced product offerings by competitors; the company’s ability to meet its production and product development schedules; the company’s ability to secure adequate supplies of critical components for its advanced products; and the company’s ability to manage its expense levels and unanticipated expenses.  For a discussion of these and other factors which may cause our actual events or results to differ from those projected, please refer to the company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q, as well as other subsequent filings with the Securities and Exchange Commission.

About Cymer

Cymer, Inc. is the world’s leading supplier of DUV illumination sources, the essential light source for DUV photolithography systems.  DUV lithography is a key enabling technology, which has allowed the semiconductor industry to meet the exacting specifications and manufacturing requirements for volume production of today’s advanced semiconductor chips.  Further information on Cymer may be obtained from the Company’s SEC filings, the Internet at www.cymer.com or by contacting the company directly.

	Three Months Ended June 30		Six Months Ended June 30
Cymer, Inc.	2004	2005	2004	2005
Total revenues	$94,907,000	$96,392,000	$182,828,000	$181,202,000

Net income	$10,201,000	$11,015,000	$17,357,000	$16,400,000
Basic earnings per share	$0.28	$0.31	$0.47	$0.45
Diluted earnings per share	$0.27	$0.30	$0.46	$0.45
Weighted average common shares outstanding - diluted	37,673,000	36,166,000	37,846,000	36,695,000

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CYMER REPORTS SECOND QUARTER 2005 RESULTS	Page 4 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except per share data)

	For the three months		For the six months
	ended June 30,		ended June 30,
	2004	2005	2004	2005
REVENUES:
Product sales	$94,722	$95,797	$182,593	$180,406
Other	185	595	235	796
Total revenues	94,907	96,392	182,828	181,202

COST AND EXPENSES:
Cost of product sales	49,975	57,731	102,143	110,762
Research and development	14,832	16,937	27,202	31,541
Sales and marketing	5,879	6,777	11,702	12,551
General and administrative	8,154	6,022	14,769	12,326
Amortization of intangibles	40	—	80	20

Total costs and expenses	78,880	87,467	155,896	167,200

OPERATING INCOME	16,027	8,925	26,932	14,002

OTHER INCOME (EXPENSE):
Foreign currency exchange loss - net	(399)	(573)	(345)	(767)
Gain on debt extinguishment	—	2,220	—	2,220
Interest and other income	1,603	2,597	3,499	4,998
Interest and other expense	(2,511)	(1,776)	(5,067)	(3,903)

Total other income (expense) - net	(1,307)	2,468	(1,913)	2,548

INCOME BEFORE INCOME TAX PROVISION AND MINORITY INTEREST	14,720	11,393	25,019	16,550

INCOME TAX PROVISION	3,386	912	5,754	912
MINORITY INTEREST	(1,133)	534	(1,908)	762

NET INCOME	$10,201	$11,015	$17,357	$16,400

EARNINGS PER SHARE:

Basic earnings per share	$0.28	$0.31	$0.47	$0.45
Weighted average common shares outstanding-basic	36,735	35,841	36,661	36,360

Diluted earnings per share	$0.27	$0.30	$0.46	$0.45

Weighted average common shares outstanding-diluted	37,673	36,166	37,846	36,695

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CYMER REPORTS SECOND QUARTER 2005 RESULTS	Page 5 of 6

CYMER, INC.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share data)

	December 31,	June 30,
	2004	2005
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$114,246	$149,049
Short-term investments	175,866	134,473
Accounts receivable - net	110,680	71,032
Foreign currency forward exchange contracts	—	2,060
Inventories	110,022	90,350
Deferred income taxes	7,470	7,585
Prepaid expenses and other assets	5,726	5,085

Total current assets	524,010	459,634

PROPERTY AND EQUIPMENT - NET	123,548	118,606
LONG TERM INVESTMENTS	84,561	58,810
DEFERRED INCOME TAXES	67,722	67,134
GOODWILL - NET	8,358	8,358
INTANGIBLE ASSETS - NET	10,394	9,188
OTHER ASSETS	7,185	6,600

TOTAL ASSETS	$825,778	$728,330

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable	$13,949	$13,590
Accrued warranty and installation	28,546	27,712
Accrued payroll and benefits	16,284	12,796
Accrued patents, royalties and other fees	6,318	6,210
Foreign currency forward exchange contracts	1,901	—
Income taxes payable	10,397	10,478
Unearned income	6,152	4,428
Accrued and other current liabilities	4,456	3,734

Total current liabilities	88,003	78,948

CONVERTIBLE SUBORDINATED NOTES	200,753	140,722
DEFERRED INCOME TAXES	6,237	6,237
OTHER LIABILITIES	7,282	8,137

Total liabilities	302,275	234,044

MINORITY INTEREST	6,183	5,421

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock - authorized 5,000,000 shares; $.001 par value, no shares issued or outstanding	—	—
Common stock - authorized 100,000,000 shares; $.001 par value , issued and outstanding 36,993,000 and 37,191,000 shares	37	37
Additional paid-in capital	378,414	382,928
Treasury stock at cost (1,943,000 common shares)	—	(50,000)
Unearned compensation	(16)	—
Accumulated other comprehensive loss	(4,455)	(3,840)
Retained earnings	143,340	159,740

Total stockholders’ equity	517,320	488,865

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$825,778	$728,330

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CYMER REPORTS SECOND QUARTER 2005 RESULTS	Page 6 of 6

CYMER, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	For the six months ended June 30
	2004	2005

OPERATING ACTIVITIES:
Net income	$17,357	$16,400
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on debt extinguishment	—	(2,220)
Depreciation and amortization	13,949	14,440
Non-cash stock based compensation	261	360
Amortization of unearned compensation	67	16
Minority interest	1,908	(762)
Provision for deferred income taxes	(490)	46
Loss on disposal or impairment of property and equipment	58	35
Change in assets and liabilities:
Accounts receivable - net	(26,009)	39,648
Foreign currency forward exchange contracts	(2,127)	(2,677)
Inventories	(17,776)	19,672
Prepaid expenses and other assets	(2,126)	(277)
Accounts payable	3,466	(359)
Accrued and other liabilities	13,998	(5,451)
Income taxes payable	4,290	81
Net cash provided by operating activities	6,826	78,952
INVESTING ACTIVITIES:
Acquisition of property and equipment	(8,140)	(7,849)
Purchases of investments	(195,602)	(201,673)
Proceeds from sold or matured investments	189,441	268,200
Acquisition of patents	(5,990)	—
Acquisition of minority interest	(2,000)	—
Net cash provided by (used in) investing activities	(22,291)	58,678
FINANCING ACTIVITIES:
Proceeds from issuance of common stock	10,410	4,154
Redemption of convertible subordinated notes	—	(57,336)
Payments on capital lease obligations	(24)	(20)
Purchase of treasury stock	—	(50,000)
Net cash provided by (used in) financing activities	10,386	(103,202)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(1,847)	375
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(6,926)	34,803
CASH AND CASH EQUIVALENTS AT BEGINNING OF THE PERIOD	110,632	114,246
CASH AND CASH EQUIVALENTS AT END OF THE PERIOD	$103,706	$149,049

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$4,482	$4,324
Income taxes paid, net	$2,159	$1,569

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